Exhibit 99.1
CONTACT:
Investor Relations
DealerTrack
(888) 450-0478
investorrelations@dealertrack.com
DEALERTRACK HOLDINGS REPORTS SECOND QUARTER 2009
FINANCIAL RESULTS
Lowers Revenue and Raises Earnings Guidance for Full Year 2009
Lake Success, NY, August 6, 2009 — DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the second quarter and the six months ended June 30, 2009.
GAAP Results for the Second Quarter 2009
•	Revenue for the quarter was $57.9 million, as compared to $63.2 million for the second quarter of 2008.
•	GAAP net income for the quarter was $2.2 million, as compared to GAAP net income of $3.1 million for the second quarter of 2008.
•	GAAP diluted net income per share for the quarter was $0.05, as compared to GAAP diluted net income of $0.07 per share for the second quarter of 2008.
Non-GAAP Results for the Second Quarter 2009
•	Adjusted EBITDA for the quarter was $9.4 million, as compared to $13.9 million for the second quarter of 2008.
•	Cash net income for the quarter was $7.3 million, as compared to $9.4 million for the second quarter of 2008.
•	Diluted cash net income per share for the quarter was $0.18, as compared to $0.22 per share for the second quarter of 2008.
GAAP Results for the Six Months Ended June 30, 2009
•	Revenue for the six months was $113.6 million, as compared to $127.5 million for the same period in 2008.
•	GAAP net loss for the six months was $(3.4) million, as compared to GAAP net income of $5.4 million for the same period in 2008.
•	GAAP net loss per share for the six months was $(0.09), as compared to GAAP diluted net income of $0.12 per share for the same period in 2008.
Non-GAAP Results for the Six Months Ended June 30, 2009
•	Adjusted EBITDA for the six months was $15.5 million, as compared to $27.7 million for the same period in 2008.
•	Cash net income for the six months was $8.9 million, as compared to $18.6 million for the same period in 2008.
•	Diluted cash net income per share for the six months was $0.22, as compared to $0.43 per share for the same period in 2008.

Both GAAP and cash net income in the second quarter were favorably impacted by an approximately $1.1 million tax benefit as a result of filing several amended prior year state tax returns. Additionally, cash net income was favorably impacted by a realized gain of approximately $0.9 million relating to the sale of securities.
Guidance for 2009 Annual Performance
DealerTrack has lowered revenue and raised GAAP and non-GAAP earnings guidance for the full year 2009 as follows:
Expected GAAP Results
•	Revenue for the year is expected to be between $228.0 million and $232.0 million, compared to the previous estimate of $232.0 million to $238.0 million.
•	GAAP net loss for the year is expected to be between $(4.3) million and $(2.8) million, compared to the previous estimate of $(7.0) million to $(5.5) million.
•	GAAP net loss per share for the year is expected to be between $(0.11) and $(0.07), compared to the previous estimate of $(0.18) to $(0.14).
Expected Non-GAAP Results
•	Adjusted EBITDA for the year is expected to be between $32.0 million and $34.0 million, compared to the previous estimate of $31.0 million to $33.0 million.
•	Cash net income for the year is expected to be between $17.9 million and $19.4 million, compared to the previous estimate of $16.7 million to $18.2 million.
•	Diluted cash net income per share for the year is expected to be between $0.43 and $0.47, compared to the previous estimate of $0.40 to $0.44.
GAAP net loss guidance for the year is based on an assumed 40.3 million basic weighted average shares outstanding. Cash net income per share guidance for the year is based on an assumed 41.3 million diluted weighted average shares outstanding.
The revised guidance assumes that available credit for auto financing, lender to dealer relationships, and new and used car sales are similar to the second quarter. The guidance also includes the expected impact of the Chrysler and General Motors bankruptcies and related franchise terminations.
Mark O’Neil, chairman and chief executive officer of DealerTrack, commented, “The year began with a great deal of uncertainty in the automotive retail industry. We have seen signs of modest improvement in both car sales and credit that we hope will continue. Despite any challenges, we are pleased with our subscription revenue growth. We believe our value proposition differentiates us from the competition and that we will continue to have success in subscription sales.” O’Neil continued, “With effective cost control, we are raising our earnings guidance for the year and remain confident with our ability to generate strong cash flows.”

Other Activity
Lastly, on June 17, 2009, DealerTrack’s stockholders approved a proposal for a one-time stock option exchange. DealerTrack expects to commence the tender offer on or about August 7, 2009. The exchange has been designed to make the grant of replacements options accounting expense neutral.
Conference Call
DealerTrack will host a conference call to discuss its second quarter 2009 results, 2009 guidance and other matters on August 6, 2009 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at http://ir.dealertrack.com/eventdetail.cfm?eventid=49570. In addition, a live audio of the call will be accessible to the public by calling 877-795-3648 (domestic) or 719-325-4843 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until August 24, 2009.
Non-GAAP Financial Measures
The non-GAAP measures of adjusted EBITDA and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income (loss). Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses and excludes restructuring charges, acquisition related professional service fees and a realized gain on securities. Cash net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding non-cash stock-based compensation expense (net of taxes), the amortization of acquired identifiable intangibles (net of taxes) and net non-cash realized gain on securities (non-taxable). Adjusted EBITDA and cash net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities as the purchase accounting treatment of acquisitions can have a negative impact on our net income as the depreciation and amortization expenses associated with acquired assets, as well as particular intangibles (which tend to have a relatively short useful life), can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and other business statistics as a measure of operating performance in addition to net income (loss) and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and cash net income information is useful to investors for these reasons. Adjusted EBITDA and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and cash net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and cash net income to GAAP net income (loss), in Attachment 4 to this press release.

About DealerTrack (www.dealertrack.com)
DealerTrack’s high-value software solutions enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, agents and aftermarket providers. DealerTrack operates the industry’s largest online credit application network, connecting approximately 18,000 dealers with over 750 financing sources. Our solution set for dealers is the industry’s most comprehensive. Our Dealer Management System (DMS) enables dealers to effectively manage data and operations from a system with an open integration interface. With DealerTrack Inventory Optimization, dealers get better data along with the tools to make smarter, more profitable inventory decisions. Our Sales and F&I solution enables dealers to streamline the entire sales process, quickly structuring all types of deals from a single integrated platform. DealerTrack’s Compliance solution helps dealers meet legal and regulatory requirements and protect their hard-earned assets. DealerTrack’s family of companies also includes data and consulting services providers, ALG (Automotive Lease Guide) and Chrome Systems. For more information, visit www.dealertrack.com.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding DealerTrack’s expected 2009 performance; assumptions relating to the number of active lender to dealer relationships, the availability of credit for auto financing, new and used car sales, and the impact of the Chrysler and General Motors bankruptcies and related franchise terminations in 2009, assumptions relating to the development, expansion and benefits of DealerTrack’s network, solutions and services, and DealerTrack’s growth and cash flow expectations; and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.
Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry; reductions in auto dealerships by General Motors and Chrysler in the United States; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, including the inaccessibility of funds associated with DealerTrack’s auction rate securities, the potential for impairment charges on certain assets, and difficulties and increased costs associated with raising additional capital and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its 2008 Annual Report on Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1) Actual Results: Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2009	2008
Net revenue	$57,870	$63,181

Cost of revenue	28,852	27,879
Product development	3,514	3,084
Selling, general and administrative	25,280	28,010

Total operating costs and expenses	57,646	58,973
Income from operations	224	4,208
Interest and other income, net	267	1,071
Realized gain on security, net	930	—

Income before benefit (provision) for income taxes	1,421	5,279
Benefit (provision) for income taxes	766	(2,213)

Net income	$2,187	$3,066

Basic net income per share applicable to common stockholders (a) (b)	$0.05	$0.07
Diluted net income per share applicable to common stockholders (a) (b)	$0.05	$0.07
Weighted average shares outstanding (c)	39,499,313	41,505,451
Weighted average shares outstanding assuming dilution (c)	40,458,174	42,609,342

EBITDA (non-GAAP) (d)	$10,315	$13,894
EBITDA margin (non-GAAP) (e)	18%	22%
Adjusted EBITDA (non-GAAP) (d)	$9,424	$13,894
Adjusted EBITDA margin (non-GAAP) (e)	16%	22%
Cash net income (non-GAAP) (d)	$7,338	$9,351
Diluted cash net income per share applicable to common stockholders
(non-GAAP) (f) (g)	$0.18	$0.22

(a)	Basic net income per share applicable to common stockholders for the three months ended June 30, 2009 was calculated in accordance with FSP No. EITF 03-6-1, and assumes approximately $2,154,000 of net income applicable to common stockholders. The computation of diluted net income per share applicable to common stockholders of $0.05 under FSP No. EITF 03-6-1 assumes net income applicable to common stockholders of approximately $2,155,000 divided by weighted average shares assuming dilution of 40,458,174.

(b)	Basic net income per share applicable to common stockholders for the three months ended June 30, 2008 was calculated in accordance with FSP No. EITF 03-6-1, and assumes approximately $3,002,000 of net income applicable to common stockholders. The computation of diluted net income per share applicable to common stockholders of $0.07 under FSP No. EITF 03-6-1 assumes net income applicable to common stockholders of approximately $3,004,000 divided by weighted average shares assuming dilution of 42,609,342.

(c)	Weighted average shares outstanding and weighted average shares outstanding assuming dilution for the three months ended June 30, 2009 and 2008 exclude 598,000 and 882,000, respectively, outstanding shares of restricted common stock as they are considered “participating securities” under FSP No. EITF 03-6-1.

(d)	See Reconciliation Data in Attachment 4.

(e)	Represents EBITDA and adjusted EBITDA as a percentage of net revenue.

(f)	For the three months ended June 30, 2009, the computation of diluted cash net income per share of $0.18 under FSP No. EITF 03-6-1 assumes cash net income applicable to common stockholders of approximately $7,231,000 divided by weighted average shares assuming dilution of 40,458,174.

(g)	For the three months ended June 30, 2008, the computation of diluted cash net income per share of $0.22 under FSP No. EITF 03-6-1 assumes cash net income applicable to common stockholders of approximately $9,161,000 divided by weighted average shares assuming dilution of 42,609,342.

Attachment (1) Actual Results: Six-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
Net revenue	$113,570	$127,489

Cost of revenue	57,973	56,491
Product development	7,646	6,226
Selling, general and administrative	57,598	57,742

Total operating costs and expenses	123,217	120,459

(Loss) income from operations	(9,647)	7,030

Interest and other income, net	669	2,542
Realized gain on securities	1,393	—
(Loss) income before provision benefit (provision) for income taxes	(7,585)	9,572
Benefit (provision) for income taxes	4,147	(4,168)

Net (loss) income	$(3,438)	$5,404

Basic net (loss) income per share applicable to common stockholders (a) (b)	$(0.09)	$0.13
Diluted net (loss) income per share applicable to common stockholders (a) (b)	$(0.09)	$0.12
Weighted average shares outstanding (c)	39,298,637	41,569,417
Weighted average shares outstanding assuming dilution (c)	39,298,637	42,704,862

EBITDA (non-GAAP) (d)	$9,686	$27,238
EBITDA margin (non-GAAP) (e)	9%	21%
Adjusted EBITDA (non-GAAP) (d)	$15,501	$27,724
Adjusted EBITDA margin (non-GAAP) (e)	14%	22%
Cash net income (non-GAAP) (d)	$8,873	$18,625
Diluted cash net income per share applicable to common stockholders (non-GAAP) (f) (g)	$0.22	$0.43

(a)	In accordance with FSP No. EITF 03-6-1, the two-class method of computing EPS is an earnings allocation formula that treats a participating security as having rights to earnings that would otherwise have not been available to common stockholders. As previously described, the two class method is an earnings allocation formula; as such the net loss of $3.4 million for the six months ended June 30, 2009 is entirely allocated to common stockholders.

(b)	Basic net income per share applicable to common stockholders for the six months ended June 30, 2008 was calculated in accordance with FSP No. EITF 03-6-1, and assumes approximately $5,292,000 of net income applicable to common stockholders. The computation of diluted net income per share applicable to common stockholders of $0.12 under FSP No. EITF 03-6-1 assumes net income applicable to common stockholders of approximately $5,295,000 divided by weighted average shares assuming dilution of 42,704,862.

(c)	Weighted average shares outstanding and weighted average shares outstanding assuming dilution for the six months ended June 30, 2009 and 2008 exclude 594,000 and 876,000, respectively, outstanding shares of restricted common stock as they are considered “participating securities” under FSP No. EITF 03-6-1.

(d)	See Reconciliation Data in Attachment 4.

(e)	Represents EBITDA and adjusted EBITDA as a percentage of net revenue.

(f)	For the six months ended June 30, 2009, the computation of diluted cash net income per share of $0.22 under FSP No. EITF 03-6-1 assumes cash net income applicable to common stockholders of approximately $8,744,000 divided by weighted average shares assuming dilution of 40,151,742.

(g)	For the six months ended June 30, 2008, the computation of diluted cash net income per share of $0.43 under FSP No. EITF 03-6-1 assumes cash net income applicable to common stockholders of approximately $18,251,000 divided by weighted average shares assuming dilution of 42,704,862.

Attachment (2) Condensed Consolidated Balance Sheets
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$178,254	$155,456
Short-term investments	1,108	43,350
Accounts receivable, net	19,729	18,462
Prepaid expenses and other current assets	16,230	11,961

Total current assets	215,321	229,229

Property and equipment, net	14,350	13,448
Software and web site development costs, net	16,560	12,705
Intangible assets, net	50,899	44,405
Goodwill	131,084	114,886
Deferred taxes and other long-term assets	25,540	22,542

Total assets	$453,754	$437,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$26,600	$23,723
Deferred revenue	5,213	5,609
Due to acquirees and other current liabilities	959	2,100

Total current liabilities	32,772	31,432

Long-term liabilities	11,263	9,563

Total liabilities	44,035	40,995
Total stockholders’ equity	409,719	396,220

Total liabilities and stockholders’ equity	$453,754	$437,215

Attachment (3) Condensed Consolidated Statements of Cash Flow
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flow
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
Cash flows from operating activities
Net (loss) income	$(3,438)	$5,404
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	17,888	20,208
Stock-based compensation expense	10,812	6,995
Deferred tax benefit	(3,675)	(1,135)
Provision for doubtful accounts and sales credits	4,749	3,572
Realized gain on securities	(1,393)	—

Changes in operating assets and liabilities, net of effects of acquisitions	(4,901)	(10,736)
Other	(1,399)	(12)

Net cash provided by operating activities	18,643	24,296

Cash flows from investing activities
Payment for acquisition of acquired businesses and intangible assets, net of acquired cash	(34,621)	(2,358)
Sale of investments, net	44,569	120,828
Capitalized software and web site development costs	(6,327)	(4,410)
Capitalized expenditures	(3,239)	(2,991)
Other	192	2

Net cash provided by investing activities	574	111,071

Cash flows from financing activities
Proceeds from stock-based plans	2,166	1,891
Purchase of treasury stock	(334)	(19,131)
Other	901	(264)

Net cash provided by (used in) financing activities	2,733	(17,504)

Net increase in cash and cash equivalents	21,950	117,863
Effect of exchange rate changes on cash and cash equivalents	848	(389)
Cash, beginning of period	155,456	50,564

Cash, end of period	178,254	168,038

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2009	2008
GAAP net income	$2,187	$3,066
Interest income	(341)	(1,145)
Interest expense	76	74
(Benefit) provision for income taxes	(766)	2,213
Depreciation and amortization	4,023	3,185
Amortization of acquired identifiable intangibles	5,136	6,501

EBITDA (non-GAAP)	10,315	13,894
Restructuring (a)	(22)	—
Acquisition related professional fees (b)	61	—
Realized gain on a security	(930)	—

Adjusted EBITDA (non-GAAP)	$9,424	$13,894

(a)	Includes adjustments to the first quarter 2009 costs related to a reduction in workforce.

(b)	Effective with the adoption of FAS 141R, Business Combinations, acquisition related costs are expensed as incurred.
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2009	2008
GAAP net income	$2,187	$3,066
Non-cash stock-based compensation charges, net of taxes	2,023	2,184
Amortization of acquired identifiable intangibles, net of taxes	3,128	4,101

Cash net income (non-GAAP) (a)	$7,338	$9,351

(a)	The three months ended June 30, 2009, includes $930,000 in realized gain relating to the sale of a security.

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
GAAP net (loss) income	$(3,438)	$5,404
Interest income	(743)	(2,708)
Interest expense	126	166
(Benefit) provision for income taxes	(4,147)	4,168
Depreciation and amortization	7,466	6,081
Amortization of acquired identifiable intangibles	10,422	14,127

EBITDA (non-GAAP)	$9,686	$27,238
Restructuring (a)	6,709	—
Acquisition related professional fees (b)	499	486
Realized gain on securities	(1,393)	—

Adjusted EBITDA (non-GAAP)	$15,501	$27,724

(a)	Includes costs related to a reduction in workforce, a plant relocation related to DealerTrack’s Digital Services business and a gain related to DealerTrack’s exit from the SCS business.

(b)	Effective with the adoption of FAS 141R, Business Combinations, acquisition related costs are expensed as incurred.
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
GAAP net (loss) income	$(3,438)	$5,404
Non-cash stock-based compensation charges, net of taxes (a)	6,422	4,323
Amortization of acquired identifiable intangibles, net of taxes	6,352	8,898
Realized non-cash gain on conversion of a security (b)	(463)	—

Cash net income (non-GAAP)(c)	$8,873	$18,625

(a)	The six months ended June 30, 2009, includes $3.9 million in non-cash charges related to the restructuring ($2.3 million, net of taxes).

(b)	Non-taxable.

(c)	The six months ended June 30, 2009, includes $930,000 in realized gains relating to the sale of a security.

Attachment (4) Reconciliation Data — (continued)
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Loss to
Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2009
	Expected Range
GAAP net loss	$(4.3)	$(2.8)
Interest income	(1.9)	(1.9)
Interest expense	0.3	0.3
Benefit from income taxes (a)	(4.2)	(3.7)
Depreciation and amortization	15.9	15.9
Amortization of acquired identifiable intangibles	20.3	20.3

EBITDA (non-GAAP)	26.1	28.1
Restructuring (b)	6.8	6.8
Acquisition related professional fees (c)	0.5	0.5
Realized gain on securities	(1.4)	(1.4)

Adjusted EBITDA (non-GAAP)	$32.0	$34.0

(a)	Includes an approximately $1.1 million tax benefit as a result of filing several amended prior year state tax returns.

(b)	Includes costs related to a reduction in workforce, a plant relocation related to DealerTrack’s Digital Services business and a gain related to DealerTrack’s exit from the SCS business.

(c)	Effective with the adoption of FAS 141R, Business Combinations, acquisition related costs are expensed as incurred.
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Loss to
Forward-looking Non-GAAP Cash Net Income
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2009
	Expected Range
GAAP net loss	$(4.3)	$(2.8)
Non-cash stock-based compensation charges, net of taxes (a)	10.3	10.3
Amortization of acquired identifiable intangibles, net of taxes	12.4	12.4
Realized non-cash gain on conversion of a security (b)	(0.5)	(0.5)

Cash net income (non-GAAP) (c)	$17.9	$19.4

(a)	Includes $3.9 million in non-cash charges related to the restructuring ($2.3 million, net of taxes).

(b)	Non-taxable.

(c)	Includes $930,000 in realized gain relating to the sale of a security.

Attachment (5) Summary of Business Statistics (Unaudited)
DEALERTRACK HOLDINGS, INC.

	Three months ended
	June 30,	March 31,	December 31,	Sept 30,	June 30,
	2009	2009	2008	2008	2008
Active U.S. dealers (a)	18,047	18,998	19,652	21,001	21,735
Active U.S. financing sources (b)	755	736	733	706	659
Transactions processed (c) (in thousands)	13,157	14,327	14,296	19,219	22,251
Active U.S. lender to dealer relationships (d)	123,885	134,475	156,437	179,102	195,886
Subscribing dealers (e)	14,115	14,646	14,342	14,229	13,957

(a)	We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the DealerTrack network during the most recently ended calendar month.

(b)	We consider a financing source to be active in our DealerTrack network as of a date if it is accepting credit application data electronically from U.S. dealers in the DealerTrack network.

(c)	Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks at the end of a given period.

(d)	Each lender to dealer relationships represents a pair between an active U.S. financing source and an active U.S. dealer.

(e)	Dealers with one or more active subscription on the U.S. and Canadian networks.

	Three months ended
	June 30,	March 31,	December 31,	Sept 30,	June 30,
	2009	2009	2008	2008	2008
Transaction revenue (in thousands)	$24,645	$24,041	$24,924	$33,007	$36,321
Subscription revenue (in thousands)	$29,028	$27,943	$25,630	$23,797	$22,877
Other revenue (in thousands)	$4,197	$3,716	$4,138	$3,721	$3,983
Average transaction price	$1.87	$1.68	$1.74	$1.72	$1.63
Average monthly subscription revenue per subscribing dealership (a)	$686	$635	$595	$557	$546

(a)	Represents subscription revenue divided by subscribing dealers at the end of a given period in the DealerTrack and DealerTrack Canada networks.
TRAK-E ###